                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 22, 1996





                         QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)


         NORTH CAROLINA              340-23520           56-1714315
  (State or other jurisdiction  (Commission File No.)   (I.R.S. Employer
     of incorporation)                                Identification Number)



             4709 CREEKSTONE DRIVE, RIVERBIRCH BUILDING, SUITE 300,
                       DURHAM, NORTH CAROLINA 27703-8411
                  (Address of principal executive offices)


                                 (919) 941-2000
              (Registrant's telephone number, including area code)


                                      N/A
         (Former name or former address, if changed since last report)

Item 7 is hereby replaced as follows:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of Businesses Acquired.

      Innovex Limited

         The financial statements of Innovex Limited as at March 31, 1995 and 1996, and for the periods ended March 31, 1994, 1995 and 1996, and the Notes thereto, were previously filed, within the meaning of Rule 12b-2 promulgated under the Exchange Act, in the Company's Current Report on Form 8-K, dated October 6, 1996, filed with the Commission.

         Unaudited Interim Condensed Consolidated Financial Statements

            Unaudited Condensed Consolidated Balance Sheet as of
              September 30, 1996                                                    4

            Unaudited Condensed Consolidated Income Statements for
              the six months ended September 30, 1995 and 1996                      5

            Unaudited Condensed Consolidated Statements of Cash Flows
              for the six months ended September 30, 1995 and 1996                  6

            Notes to Unaudited Condensed Consolidated Financial
              Statements                                                            7


      BRI International, Inc.

         The financial statements of BRI International, Inc. as of and for the periods ended May 31, 1996, November 30, 1993, 1994, and 1995, and the
      Notes thereto, were previously filed, within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the
      "Exchange Act"), in the Company's Registration Statement on Form S-4 (File
      No. 333-12573) as filed with the Commission on September 24, 1996 and amended on October 15, 1996.

         Unaudited Interim Condensed Consolidated Financial Statements

            Unaudited Condensed Consolidated Balance Sheet as of August 31, 1996   9

            Unaudited Condensed Consolidated Statement of Operations for the
              three months ended August 31, 1995 and 1996                         10

            Unaudited Condensed Consolidated Statement of Cash Flows for the
              three months ended August 31, 1995 and 1996                         11

            Notes to Unaudited Condensed Consolidated Financial Statements        12


(b)   Unaudited Pro Forma Financial Information.

         The unaudited pro forma combined condensed income statements of Quintiles, Innovex Limited and BRI International, Inc. for the years ended
      December 31, 1993, 1994 and 1995 were previously filed, within the meaning of Rule 12b-2 promulgated under the Exchange Act, in the Company's Current
      Report on Form 8-K, dated October 6, 1996, as filed with the Commission.

         Unaudited Pro Forma Combined Condensed Financial Information of
           Quintiles, Innovex Limited and BRI International, Inc.

            Introduction to Unaudited Pro Forma Financial Information             13

            Unaudited Pro Forma Combined Condensed Balance Sheet as of
              September 30, 1996                                                  14

            Notes to Unaudited Pro Forma Combined Condensed Balance Sheet         15

            Unaudited Pro Forma Combined Condensed Statement of Income for the
              nine months ended September 30, 1996                                16

            Unaudited Pro Forma Combined Condensed Statement of Income for the
              nine months ended September 30, 1995                                17

(c)  Exhibits.


Exhibit No.       Description of Exhibit
-----------       ----------------------
     2.01(1)      Merger Agreement dated as of September 16, 1996 by and among Quintiles
                  Transnational Corp., BRI Acquisition Corp. and BRI International, Inc.
                  (the "Merger Agreement")

     2.02*        List of Exhibits and Schedules omitted from the Merger Agreement

     2.03(2)      Share Exchange Agreement dated as of October 4, 1996 among Innovex
                  Limited, Quintiles Transnational Corp. and the shareholders of Innovex
                  Limited (the "Share Exchange Agreement")

     2.04*        List of Exhibits and Schedules omitted from the Share Exchange Agreement

     99.01*       Registration Rights Agreement, dated as of November 29, 1996, by and among Quintiles Transnational Corp. and the shareholders of Innovex
                  Limited listed therein

----------------------
(1) Exhibit to the Company's Registration Statement on Form S-4 (Registration No. 333-12573) initially filed with the Commission on September 24, 1996, as amended, and incorporated herein by reference.

(2) Exhibit to the Company's current report on Form 8-K dated October 6, 1996 filed with the Commission and incorporated herein by reference.

 *   Previously filed.

                                INNOVEX LIMITED
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1996
                                 (In thousands)


                                    ASSETS


Current assets:
  Cash and cash equivalents                                        $ 11,646
  Accounts receivable                                                50,882
  Finished goods and goods for resale                                   439
                                                                   --------
    Total current assets                                             62,967


Intangible assets                                                    20,376
Property, plant and equipment, net                                   33,227
                                                                   --------
    Total assets                                                   $116,570
                                                                   ========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Short term borrowings and current portion of
   long term obligations                                           $ 14,368
  Accounts payable and accrued expenses                              30,180
  Advanced payments received                                         27,686
  Income taxes and other current liabilities                          9,432
                                                                   --------
    Total current liabilities                                        81,666

Long term obligations                                                35,883
Provisions for liabilities and charges                                3,415
Other provisions and deferred tax                                     4,986
                                                                   --------
                                                                     44,284
                                                                   --------
    Total liabilities                                               125,950

Shareholders' equity:
  Ordinary shares                                                       112
  Preferred ordinary shares                                              66
  Preference shares                                                     171
                                                                   --------
                                                                        349

  Premiums in excess of par value                                    17,010
  Accumulated deficit                                               (26,739)
                                                                   --------
    Total shareholders' equity                                       (9,380)
                                                                   --------
    Total liabilities and shareholders' equity                     $116,570
                                                                   ========


                    The accompanying notes are an integral
               part of these consolidated financial statements.

                                INNOVEX LIMITED
              UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
                 Six months ended September 30, 1995 and 1996
                                 (In thousands)



                                                       1995             1996
                                                     --------         --------
Net sales                                            $ 51,684         $106,717

Costs and expenses
    Cost of finished goods sold                        (1,524)            (958)
    Personnel costs                                   (29,869)         (66,620)
    Depreciation and amortization                      (5,140)          (8,940)
    Other operating expenses                          (13,164)         (22,070)
                                                     --------         --------
    Operating income                                    1,987            8,129

Other income and (expenses)                            (1,508)          (2,472)
                                                     --------         --------
Income before income taxes                                479            5,657
Income taxes                                             (165)          (2,077)
                                                     --------         --------
Net income before non-equity interest dividends           314            3,580
Non-equity interest dividends                               -             (637)
                                                     --------         --------
Net income                                           $    314         $  2,943
                                                     ========         ========



                    The accompanying notes are an integral
               part of these consolidated financial statements.

                                INNOVEX LIMITED
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Six months ended September 30, 1995 and 1996
                                 (In thousands)



                                                       1995             1996
                                                     --------         --------
Operating activities                                 $ 70,001         $130,844
  Sales ledger receipts                                    82              534
  Other miscellaneous payments                        (28,351)         (62,008)
  Less: Payroll                                       (28,118)         (54,216)
        Trading payments                                 (301)            (609)
        VAT                                            (4,645)          (7,753)
                                                     --------         --------
Net cash provided by operating activities(1)            8,668            6,792

Exceptional items                                          (6)          (2,422)

Capital expenditure
  Purchase of assets                                   (2,278)          (3,760)
  Vehicle leasing payments                             (3,102)          (5,253)
  Less: Sale of assets                                  1,273              786
                                                     --------         --------
Net capital outflow                                    (4,107)          (8,227)

Taxation paid                                            (168)          (2,432)
                                                     --------         --------
Net cash generated/(absorbed) by operations             4,387           (6,289)

Other payments
  Deferred compensation                                (5,036)              --
  Investment in subsidiary                                 --             (793)
  Interest payments                                      (482)              --
                                                     --------         --------
Decrease in cash and cash equivalents                  (1,131)          (7,082)

Exchange adjustments                                     (135)              18

Cash and cash equivalents at beginning of period        5,779           18,710
                                                     --------         --------
Cash and cash equivalents at end of period           $  4,513         $ 11,646
                                                     ========         ========

------------
(1) The net cash provided by operating activities for the six months ended September 30, 1996 include the special pension contribution of $2.3 million paid to the pension fund of Barrie S. Haigh and non-recurring costs of $0.6 million relating to the April Reorganization (see Note 2 to Unaudited Condensed Consolidated Financial Statements).

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                INNOVEX LIMITED

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                               September 30, 1996



1.  Basis of Presentation

     The accompanying unaudited condensed consolidated financial statements present the financial position and results of operations of Innovex Limited, (hereafter referred to as "Innovex") and have been prepared in accordance with generally accepted accounting principles in the United Kingdom ("U.K. GAAP") which differ in certain significant respects from those applicable in the United States ("U.S. GAAP"). See Note 3 for a discussion of the principal differences between U.K. GAAP and U.S. GAAP affecting Innovex.

     The interim financial information included in these condensed consolidated financial statements is unaudited but reflects all adjustments (consisting only of normal recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented.

     Assets and liabilities recorded in foreign currencies on Innovex's books are translated at the exchange rate on the balance sheet date. Gains and losses on foreign currency transactions are included in other income and expenses. Translation adjustments resulting from this process are charged or credited to equity. Net sales, costs and expenses are translated at average rates of exchange prevailing during the periods presented.

     The provision for income taxes is based upon management's best estimate of the effective tax rate to be applicable for the entire year and taking into account the anticipated impact of foreign tax rates, available tax loss carry forwards and other relevant tax issues in the jurisdictions in which Innovex operates.

2.  Reorganization

     On April 3, 1996, Innovex PLC and the former holding company of the Innovex group, Innovex Holdings Limited completed a series of transactions designed to establish Innovex PLC as the holding company of the Innovex Group. The Company and Innovex Holdings Limited entered into an Exchange Agreement, dated April 3, 1996, pursuant to which Innovex PLC, the entire outstanding share capital of which consisted of two thousand ordinary shares owned by Mr. Haigh and Dr. Knott, agreed to acquire the entire issued share capital of Innovex
Holdings Limited in exchange for 72,631,305 newly issued ordinary shares of 0.1p each, 14,285,720 cumulative participating preferred ordinary shares of 0.1p each (the "preferred shares"), pound sterling 16,980,000 of 6.03125% vendor guaranteed loan notes, due on or about October 3, 1996, of Innovex PLC, and pound sterling 1,620,000 of cash. Innovex PLC's performance of its obligations under the loan notes was guaranteed by Lloyds Bank pursuant to a Facilities Agreement, dated April 3, 1996, which provides for a pound sterling 15,000,000 secured guarantee and term-loan facility and a pound sterling 2,000,000 cash-backed guarantee facility. In connection with these transactions, Innovex PLC also entered into a pound sterling 3,000,000 overdraft facility, dated April 3, 1996, with Lloyds Bank.

     Pursuant to an Investment Agreement, dated April 3, 1996, Innovex PLC issued 28,533,345 additional preferred shares and created and issued 11,000,000 7.5% cumulative redeemable preference shares of 1.0p each ("the preference shares"), ranking senior to the preferred shares, and pound sterling 6,900,000 aggregate principal amount of 8.70% loan stock. The loan stock issued had a nominal value of pound sterling 10,200,000 and an effective interest rate of 14.85%.

     The preferred shares rank for a cumulative participating net dividend in respect of the year ending March 31, 2000 and subsequent years. The amount of the dividend will be equal to a percentage of profit after tax, where the percentage equals one third of the number of preferred shares outstanding during the relevant year as a percent of the total number of ordinary shares and preferred shares outstanding during such years. The preference shares are redeemable by Innovex PLC on or before March 31, 2004.

                                INNOVEX LIMITED
                 NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS  (CONTINUED)


     These transactions are considered as having no effect on the basis of accounting for assets and liabilities and are viewed as having occurred among members of a commonly controlled group in connection with a proposed capital-raising transaction after which the controlling shareholder retained control.

3.  Summary of Differences Between U.K. GAAP and U.S. GAAP

     Innovex's condensed consolidated financial statements are prepared in accordance with U.K. GAAP, which differs in certain respects from U.S. GAAP. The net differences between U.K. GAAP and U.S. GAAP are immaterial to net income for the six months ended September 30, 1996 and 1995 and to shareholders' equity as of September 30, 1996 except for the redeemable preference shares which are included as a component of shareholders' equity under U.K. GAAP on the September 30, 1996 unaudited condensed consolidated balance sheet and would be reclassified from shareholders' equity and presented as a separate classification between debt and shareholders' equity under U.S. GAAP. Innovex must redeem all preference shares in issue by March 31, 2004. Under U.S. GAAP, redeemable preference shares whose redemption is outside the control of the company, including mandatory redemption, are presented in a separate classification between debt and shareholders' equity.

4.  Non-Equity Dividends

     Non-equity dividends in respect of preference share dividends are at the rate of 7.5% on the paid up amount.

5.  Long-Term Obligations

     Long-term obligations less current portion at September 30, 1996 consisted of the following (in thousands):

            Loan stock.................................................  $11,256
            Loan facility..............................................   21,106
            Capital leases.............................................    3,521
                                                                         -------
                                                                         $35,883
                                                                         =======

6.  Subsequent Events

     On November 29, 1996, Quintiles Transnational Corp. acquired 100% of Innovex's stock in exchange for approximately 9.2 million shares of Quintiles common stock and options to purchase approximately 800,000 shares of Quintiles common stock in a transaction accounted for as a pooling-of-interests. In connection with the transaction approximately $60 million of Innovex's existing obligations were retired by Quintiles.

                           BRI INTERNATIONAL, INC.
                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                August 31, 1996

                                    ASSETS


Current assets:
  Cash                                                             $ 1,692,315
  Accounts receivable                                               14,605,828
  Note receivable - related party                                      250,000
  Prepaid expenses                                                     506,442
  Deferred income taxes                                                363,726
                                                                   -----------
    Total current assets                                            17,418,311

Property and equipment:
  Equipment, furniture and fixtures                                  7,165,408
  Leasehold improvements                                               653,173
  Less accumulated depreciation and amortization                    (4,408,043)
                                                                   -----------
    Net property and equipment                                       3,410,538

Other assets:
  Excess of purchase price over net assets of acquired business      1,091,963
  Non-compete agreements                                               489,213
  Deferred income taxes                                                341,388
  Other                                                              1,005,027
                                                                   -----------
    Total other assets                                               2,927,591
                                                                   -----------
    Total assets                                                   $23,756,440
                                                                   ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Line of credit and current portion of debt                       $ 1,897,431
  Accounts payable and accrued liabilities                           5,108,398
  Advance billings to clients                                        7,057,793
  Client deposits                                                      677,056
  Income taxes payable                                                 249,287
  Liability under stock option plan                                     74,720
  Liability under non-compete agreements, current portion              156,882
                                                                   -----------
    Total current liabilities                                       15,221,567

Long-term debt, less current portion                                 1,593,752
Liability under non-compete agreements, less current portion           156,597
Deferred rent                                                          820,892
                                                                   -----------
                                                                     2,571,241
                                                                   -----------
    Total liabilities                                               17,792,808

Commitments and contingencies

Stockholders' equity:
  Common stock, $.10 par value, 500,000 shares authorized,
  374,994 shares issued and outstanding                                 37,499
  Additional paid-in capital                                         2,217,093
  Retained earnings                                                  4,503,886
  Cumulative foreign currency translation adjustment                    22,237
  Unearned shares of common stock held by ESOP                        (817,083)
                                                                   -----------
    Total stockholders' equity                                       5,963,632
                                                                   -----------
    Total liabilities and stockholders' equity                     $23,756,440
                                                                   ===========


                    The accompanying notes are an integral
               part of these consolidated financial statements.

                           BRI INTERNATIONAL, INC.
           UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  Three months ended August 31, 1995 and 1996



                                                       1995            1996
                                                   ------------    ------------
Revenue:
  Professional fees                                $ 11,349,686    $ 16,285,301
  Less reimbursed costs                                (983,150)     (1,945,428)
                                                   ------------    ------------
    Net revenue                                      10,366,536      14,339,873

Operating costs and expenses:
  Direct costs                                        8,681,310       9,451,509
  Selling, general and administrative expenses        1,015,355       3,423,326
  Merger expenses                                           -            37,473
                                                   ------------    ------------
    Income from operations                              669,871       1,427,565

Other expense/(income):
  Interest expense                                       94,433         104,815
  Other                                                 (14,577)         97,342
                                                   ------------    ------------
    Income before provision for income taxes            590,015       1,225,408

Provision for income taxes                              198,813         487,434
                                                   ------------    ------------

    Net income                                     $    391,202    $    737,974
                                                   ============    ============



                    The accompanying notes are an integral
               part of these consolidated financial statements.

                           BRI INTERNATIONAL, INC.
           UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                  Three months ended August 31, 1995 and 1996



                                                        1995         1996
                                                     ----------   ----------
Operating activities:
  Net income                                         $  391,202   $  737,974
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                       206,216      415,617
    Compensation expense under stock option plan        120,000          -
    Allowance for doubtful accounts                      51,811       30,000
    Deferred income taxes                              (147,924)      (1,382)
    Increase (decrease) in cash due to changes in
     operating assets and liabilities:
      Accounts receivable                                59,474      140,974
      Note receivable - related party                       -       (140,000)
      Prepaid expenses                                 (107,260)    (132,173)
      Other assets                                       42,053     (340,570)
      Income taxes payable                              (66,539)     222,964
      Accounts payable and accrued liabilities          355,412     (318,918)
      Deferred rent                                       5,757       13,957
      Advance billings to clients                      (376,589)   1,617,082
      Client deposits                                   (87,725)     219,276
                                                     ----------   ----------
        Net cash provided by operating activities       445,888    2,464,801

Investing activities:
  Purchases of property and equipment                   (73,102)    (633,373)
                                                     ----------   ----------
        Net cash used by investing activities           (73,102)    (633,373)

Financing activities:
  Borrowings on line of credit, net                      94,925     (520,198)
  Cash overdraft                                            -        384,725
  Payments on notes payable                                 (65)    (219,399)
  Payments under non-compete agreements                (175,622)     (68,356)
  Proceeds from issuance of common stock                    -         10,737
  Cash paid in settlement of stock options              (80,916)         -
                                                     ----------   ----------
        Net cash used by financing activities          (161,678)    (412,491)

Effect of exchange rate changes on cash                   9,283        6,102
                                                     ----------   ----------
Net increase in cash                                    220,391    1,425,039
Cash at beginning of period                             820,044      267,276
                                                     ----------   ----------
Cash at end of period                                $1,040,435   $1,692,315
                                                     ==========   ==========



                    The accompanying notes are an integral
               part of these consolidated financial statements.

                           BRI INTERNATIONAL, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                August 31, 1996


1.  The Company

BRI International, Inc., formerly known as Biometric Research Institute, Inc. ("BRI") is a full service contract research organization specializing, on a global basis, in the design and evaluation of preclinical and clinical research for the pharmaceutical, biotechnology and medical device industries.

2.  Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended August 31, 1996 are not necessarily indicative of the results that may be expected for the year ended November 30, 1996. For further information, refer to the consolidated financial statements and notes thereto included in the BRI audited financial statements for the six month period ended May 31, 1996.

On February 28, 1996, BRI issued 49,400 shares of common stock in exchange for all of the outstanding common stock of Medical Technology Consultants Europe Limited ("MTCE"). The acquisition has been accounted for as a pooling-of-interests, and as such, all condensed consolidated financial data for periods subsequent to December 1, 1995 have been restated to include the results of the pooled company. Due to the fact that the financial data of the pooled company prior to December 1, 1995 would have no material impact on the condensed consolidated financial data previously reported by BRI, the condensed consolidated financial data presented for periods prior to December 1, 1995 have not been restated.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from these estimates.

3.  Subsequent Events

On November 22, 1996, BRI merged with and into a wholly-owned subsidiary of Quintiles Transnational Corp. in a transaction accounted for as a pooling-of-interests. Quintiles issued approximately 1,615,000 shares of its common stock in the transaction to the former shareholders of BRI and assumed options exercisable for 338,693 shares of Quintiles' common stock.

                                                                     Item 7(b)




        UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION OF
             QUINTILES, INNOVEX LIMITED AND BRI INTERNATIONAL, INC.


The following unaudited pro forma combined condensed financial information is presented assuming the combinations of Quintiles and BRI and Quintiles and Innovex had occurred at the beginning of each period presented on a pooling of interests basis.

The unaudited pro forma combined condensed balance sheet reflects the combined historical balance sheets of Quintiles and Innovex at September 30, 1996 and BRI at August 31, 1996. The unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 1996 and 1995 reflect historical operating results of Quintiles and Innovex for such periods combined with historical operating results of BRI for the nine months ended August 31, 1996 and 1995, respectively.

For all applicable periods presented in the pro forma combined condensed statements of operations, shares used in the computation of earnings per common and common equivalent shares give effect to the appropriate exchange ratios.

The Innovex financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the U.K., except for the redeemable preference shares which have been reclassified from shareholders' equity and are presented as a separate classification between debt and shareholders' equity on the September 30, 1996 unaudited pro forma combined condensed balance sheet. The remaining net differences between U.K. and U.S. GAAP are immaterial to the pro forma combined net income and shareholders' equity for all periods presented.

The pro forma financial information is not necessarily indicative of the results that would have been obtained had the combinations occurred on the dates indicated. The pro forma financial information should be read in conjunction with the related historical financial statements and notes thereto of Quintiles, BRI and Innovex previously reported or included herein.

                           QUINTILES, BRI AND INNOVEX
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               September 30, 1996
                                 (In thousands)




                                                    HISTORICAL
                                             ------------------------                           HISTORICAL
                                                                      PRO FORMA    PRO FORMA    ----------    PRO FORMA
                                             QUINTILES     BRI(1)    ADJUSTMENTS    SUBTOTAL    INNOVEX(2)   ADJUSTMENT   PRO FORMA
                                             ---------     ------    -----------   ---------    ----------   ----------   ---------
ASSETS
Current assets:
 Cash and cash equivalents                   $ 60,289     $ 1,692    $     -        $ 61,981    $ 11,646    $(67,432)(7)   $  6,195
 Accounts receivable and unbilled services     95,810      14,856          -         110,666      50,882           -        161,548
 Investments                                   59,986           -          -          59,986           -           -         59,986
 Other current assets                           7,324         870          -           8,194         439           -          8,633
                                             --------     -------    -------        --------    --------    --------       --------
Total current assets                          223,409      17,418          -         240,827      62,967     (67,432)       236,362

Property and equipment                         95,318       7,819          -         103,137      50,256           -        153,393
Less accumulated depreciation                  25,948       4,408          -          30,356      17,029           -         47,385
                                             --------     -------    -------        --------    --------    --------       --------
                                               69,370       3,411          -          72,781      33,227           -        106,008
Non-current assets:
 Investments                                   55,205           -          -          55,205           -           -         55,205
 Intangible and other assets                   52,133       2,927          -          55,060      20,376           -         75,436
                                             --------     -------    -------        --------    --------    --------       --------
Total non-current assets                      107,338       2,927          -         110,265      20,376           -        130,641

                                             --------     -------    -------        --------    --------    --------       --------
Total assets                                 $400,117     $23,756    $     -        $423,873    $116,570    $(67,432)      $473,011
                                             ========     =======    =======        ========    ========    ========       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses       $ 29,101     $ 5,108    $ 4,800 (3)    $ 39,009    $ 30,180    $ 23,000 (5)   $ 92,189
 Line of credit and current portion
  of debt                                       1,722       1,897          -           3,619      14,368     (14,368)(7)      3,619
 Unearned income                               23,971       7,058          -          31,029      27,686           -         58,715
 Income taxes and other current liabilities     8,126       1,158          -           9,284       9,432           -         18,716
                                             --------     -------    -------        --------    --------    --------       --------
Total current liabilities                      62,920      15,221      4,800          82,941      81,666       8,632        173,239

Long-term liabilities:
 Long-term debt, less current portion         140,634       1,594          -         142,228      35,883     (35,883)(7)    142,228
 Long-term obligation                          19,543         977          -          20,520       3,415           -         23,935
 Deferred income taxes                          2,628           -          -           2,628       4,986           -          7,614
                                             --------     -------    -------        --------    --------    --------       --------
                                              162,805       2,571          -         165,376      44,284     (35,883)       173,777
                                             --------     -------    -------        --------    --------    --------       --------
Total liabilities                             225,725      17,792      4,800         248,317     125,950     (27,251)       347,016

Redeemable preference shares                        -           -          -               -         171        (171)(7)          -

Shareholders' equity:
  Preferred Stock                                   -           -          -               -          66         (66)(6)          -
  Common Stock                                    218          38        (22)(4)         234         112         (19)(6)        327
  Additional paid-in-capital and other
    shareholders' equity                      130,196       1,422         22 (4)     131,640      17,010          85 (6)
                                                                                                             (17,010)(7)    131,725
  Retained earnings (accumulated deficit)      43,978       4,504     (4,800)(3)      43,682     (26,739)    (23,000)(5)     (6,057)
                                             --------     -------    -------        --------    --------    --------       --------
Total shareholders' equity                    174,392       5,964     (4,800)        175,556     ( 9,551)    (40,010)       125,995
                                             --------     -------    -------        --------    --------    --------       --------
Total liabilities and shareholders' equity   $400,117     $23,756    $   -          $423,873    $116,570    $(67,432)      $473,011
                                             ========     =======    =======        ========    ========    ========       ========



See accompanying Notes

Notes to Unaudited Pro Forma Combined Condensed Balance Sheet.

------------
(1)  BRI's balance sheet is as of August 31, 1996.

(2) Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the U.K., except for the redeemable preference shares which have been reclassified from shareholders' equity and are presented as a separate classification between debt and shareholders' equity. The remaining net differences between U.K. and U.S. GAAP are immaterial to the pro forma combined net income and shareholders' equity for all periods presented.

(3) To reduce pro forma retained earnings for non-recurring costs (as currently estimated by management) directly associated with the acquisition of BRI, estimated at $2.5 million and the reorganization of BRI, estimated at $2.3 million.

(4) To reflect the issuance of 1,614,915 shares of Quintiles common stock, $0.01 par value, in exchange for the 375,448 shares of BRI common stock, $0.10 par value, using the agreed upon exchange ratio of 4.3013.

(5) To reduce pro forma retained earnings for non-recurring costs (as currently estimated by management) directly associated with the acquisition of Innovex, estimated at $14.5 million and the reorganization of Innovex, estimated at $8.5 million.

(6) To reflect the issuance of 9,214,253 shares of Quintiles common stock, $0.01 par value, in exchange for the outstanding Innovex ordinary and preferred ordinary shares.

(7) In connection with the transaction, Quintiles will satisfy in full and retire approximately $60 million of Innovex's outstanding long-term credit facility, which was approximately $50.3 million as of September 30, 1996. The redeemable preference shares will also be redeemed in connection with the transaction.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      Nine months ended September 30, 1996
                     (In thousands, except per share data)






                                           HISTORICAL                                HISTORICAL
                                     ---------------------   PRO FORMA   PRO FORMA   ----------    PRO FORMA
                                     QUINTILES     BRI(1)   ADJUSTMENTS  SUBTOTAL    INNOVEX(2)   ADJUSTMENTS    PRO FORMA
                                     ---------    --------  -----------  ---------   ----------   -----------    ---------
Professional fee income               $234,711    $42,986     $   -       $277,697   $150,350      $      -      $428,047
Less reimbursed costs:
 Investigator payments                  31,860      4,680         -         36,540          -             -        36,540
 Travel and other                       16,609          -         -         16,609          -             -        16,609
                                      --------    -------     -----       --------   --------      --------      --------
Net revenue                            186,242     38,306         -        224,548    150,350             -       374,898

Costs and expenses:
 Direct costs                           87,992     13,817         -        101,809      1,704             -       103,513
 General and administrative expense     69,645     20,152         -         89,797    124,019             -       213,816
 Depreciation and amortization           8,794      1,167         -          9,961     11,533             -        21,494
 Non-recurring costs relating
   to reorganization                         -          -         -              -      2,334             -         2,334
 Special pension contribution                -          -         -              -      2,291             -         2,291
                                      --------    -------     -----       --------   --------      --------      --------
                                       166,431     35,136         -        201,567    141,881             -       343,448
                                      --------    -------     -----       --------   --------      --------      --------
Income from operations                  19,811      3,170         -         22,981      8,469             -        31,450

Other income/(expense), net              1,566       (392)        -          1,174     (3,130)            -        (1,956)
                                      --------    -------     -----       --------   --------      --------      --------
Income before income taxes              21,377      2,778         -         24,155      5,339             -        29,494
Income taxes                             6,735      1,069         -          7,804      2,133             -         9,937
                                      --------    -------     -----       --------   --------      --------      --------
Net income                              14,642      1,709         -         16,351      3,206             -        19,557

Redeemable preferred stock dividends
  paid                                       -          -         -              -       (633)            -          (633)
                                      --------    -------     -----       --------   --------      --------      --------
Net income applicable to common
  shareholders                        $ 14,642    $ 1,709     $   -       $ 16,351   $  2,573      $      -      $ 18,924
                                      ========    =======     =====       ========   ========      ========      ========

Weighted average shares outstanding     22,279                              24,006                                 33,220
                                      ========                            ========                               ========

Net income per common share           $   0.66                            $   0.68                               $   0.57(3)
                                      ========                            ========                               ========

------------
(1)  BRI's income statement is for the nine month period ended August 31, 1996.

(2) Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the U.K. The net differences between U.K. and U.S. GAAP are immaterial to the pro forma combined net income for the nine months ended September 30, 1996.

(3) Pro forma net income per share would have been $0.68 per share for the nine months ended September 30, 1996 if Innovex had not incurred the $2.3 million of non-recurring costs relating to its reorganization and the $2.3 million of special pension contributions.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      Nine months ended September 30, 1995
                     (In thousands, except per share data)






                                           HISTORICAL                                HISTORICAL
                                     ---------------------   PRO FORMA   PRO FORMA   ----------     PRO FORMA
                                     QUINTILES     BRI(1)   ADJUSTMENTS  SUBTOTAL    INNOVEX(2)    ADJUSTMENTS    PRO FORMA
                                     ---------    --------  -----------  ---------   ----------    -----------    ---------
Professional fee income               $164,287    $29,948     $   -       $194,235    $76,269      $      -       $270,504
Less reimbursed costs:
 Investigator payments                  38,577      1,546         -         40,123          -             -         40,123
 Travel and other                       15,310          -         -         15,310          -             -         15,310
                                      --------    -------     -----       --------    -------      --------       --------
Net revenue                            110,400     28,402         -        138,802     76,269             -        215,071

Costs and expenses:
 Direct costs                           51,673     13,006         -         64,679      2,021             -         66,700
 General and administrative expense     42,786     12,765         -         55,551     62,862             -        118,413
 Depreciation and amortization           5,253        950         -          6,203      6,538             -         12,741
                                      --------    -------     -----       --------    -------      --------       --------
                                        99,712     26,721         -        126,433     71,421             -        197,854
                                      --------    -------     -----       --------    -------      --------       --------
Income from operations                  10,688      1,681         -         12,369      4,848             -         17,217

Other income/(expense), net                891       (274)        -            617     (1,844)            -         (1,227)
                                      --------    -------     -----       --------    -------      --------       --------
Income before income taxes              11,579      1,407         -         12,986      3,004             -         15,990
Income taxes                             4,106        631         -          4,737        891             -          5,628
                                      --------    -------     -----       --------    -------      --------       --------
Net income                            $  7,473    $   776     $   -       $  8,249    $ 2,113      $      -       $ 10,362
                                      ========    =======     =====       ========    =======      ========       ========

Weighted average shares outstanding     19,316                              20,793                                  29,976
                                      ========                            ========                                ========

Net income per common share           $   0.39                            $   0.40                                $   0.35
                                      ========                            ========                                ========

------------
(1)  BRI's income statement is for the nine month period ended August 31, 1995.

(2) Innovex's financial statements have been prepared on a basis of generally accepted accounting principles (GAAP) in the U.K. The net differences between U.K. and U.S. GAAP are immaterial to the pro forma combined net income for the nine months ended September 30, 1995.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      QUINTILES TRANSNATIONAL CORP.



                                      By: /s/ Rachel R. Selisker
                                         -----------------------------
Dated: January 16, 1997                  Rachel R. Selisker
                                         Chief Financial Officer

                                 EXHIBIT INDEX



    Exhibit No.      Description of Exhibit
    -----------      ---------------------
    2.01(1)          Merger Agreement dated as of September 16, 1996 by and among Quintiles
                     Transnational Corp., BRI Acquisition Corp. and BRI International, Inc.
                     the "Merger Agreement")

    2.02*            List of Exhibits and Schedules omitted from the Merger Agreement

    2.03(2)          Share Exchange Agreement dated as of October 4, 1996 among Innovex
                     Limited, Quintiles Transnational Corp. and the shareholders of Innovex
                     Limited (the "Share Exchange Agreement")

    2.04*            List of Exhibits and Schedules omitted from the Share Exchange Agreement

    99.01*           Registration Rights Agreement, dated as of November 29, 1996, by and among Quintiles Transnational Corp. and the shareholders of Innovex
                     Limited listed therein

----------------------
(1) Exhibit to the Company's Registration Statement on Form S-4 (Registration No. 333-12573) initially filed with the Commission on September 24, 1996, as amended, and incorporated herein by reference.

(2) Exhibit to the Company's current report on Form 8-K dated October 6, 1996 filed with the Commission and incorporated herein by reference.

 *   Previously filed.